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Exhibit 10.2.2


                            AMENDMENT NO. 12 TO THE
         FOURTH AMENDED AND RESTATED AGREEMENT FOR WHOLESALE FINANCING

This Amendment No. 12 to the Fourth Amended and Restated Agreement for Wholesale Financing (this "Amendment") is made as of February 23, 1998 by and between ENTEX Information Services, Inc., a Delaware corporation ("Borrower") and IBM Credit Corporation, a Delaware corporation ("IBM Credit").


                                    RECITALS

      A. Borrower and IBM Credit have entered into that certain Fourth Amended and Restated Agreement for Wholesale Financing dated as of September 15, 1995 (as amended on September 19, 1995 and as further amended, supplemented or otherwise modified from time to time, the "Agreement").


      B. Borrower and IBM Credit have entered into that certain Quick Lease Advances Agreement dated as of April 28, 1997 (as amended, supplemented or otherwise modified from time to time, the "QLA Agreement").

      C. The parties have agreed to modify the Agreement as more specifically set forth below, upon and subject to the terms and conditions of this Amendment as set forth herein.


                                   AGREEMENT

      NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Borrower and IBM Credit hereby agree as follows:

Section 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Agreement and the QLA Agreement and if there is a conflict between the Agreement and the QLA Agreement in the definition of a term, the definition in the Agreement will prevail.


Section 2. Modification of Agreement


      A. Section 3.(c) of the Agreement is hereby amended by adding a subsection "F" as follows:


           "F.    Eligible Invalid QLA Invoices
                  (i)   Prior to February 23, 1998                         0%
                  (ii)  From February 23, 1998 through May 23, 1998       50%
                  (iii) From May 24, 1998 and thereafter                   0%

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B.   Section 12 of the Agreement is hereby amended by adding the following definition in its proper alphabetical order:

     "Eligible Invalid QLA Invoice" shall mean any QLA Invoice (as defined in the QLA Agreement) against which a QLA Advance (as defined in the QLA
Agreement) was made and which has become an Invalid QLA Advance (as defined in the QLA Agreement) solely pursuant to item "(ii)" within such definition of Invalid QLA Advance provided such QLA Invoice meets all other criteria of an Eligible Receivable (as defined in the Agreement) except for the requirement that Eligible Receivables not remain unpaid more than 90 days from invoice date.

Section 3. Representations and Warranties. Borrower makes to IBM Credit the following representations and warranties all of which are material and are made to induce IBM Credit to enter into this Amendment.

Section 3.1 Accuracy and Completeness of Warranties and Representations. All representations made by Borrower in the Agreement were true and accurate and complete in every respect as of the date made, and, as amended by this Amendment, all representations made by Borrower in the Agreement are true, accurate and complete in every material respect as of the date hereof, and do not fail to disclose any material fact necessary to make representations not misleading.

Section 3.2 Violation of Other Agreements. The execution and delivery of this Amendment and the performance and observance of the covenants to be performed and observed hereunder do not violate or cause Borrower not to be in compliance with the terms of any agreement to which Borrower is a party.

Section 3.3 Litigation. Except as has been disclosed by Borrower to IBM Credit in writing, there is no litigation, proceeding, investigation or labor dispute pending or threatened against Borrower, which if adversely determined, would materially adversely affect Borrower's ability to perform Borrower's obligations under the Agreement and the other documents, instruments and agreements executed in connection therewith or pursuant hereto.

Section 3.4 Enforceability of Amendment. This Amendment has been duly authorized, executed and delivered by Borrower and is enforceable against Borrower in accordance with its terms.

Section 4. Ratification of Agreement. Except as specifically amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect. Borrower hereby, ratifies, confirms and agrees that the Agreement, as amended hereby, represents a valid and enforceable obligation of Borrower, and is not subject to any claims, offset or defense.


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Section 5.     Governing Law. This Amendment shall be governed by and
interpreted in accordance with the laws of the State of New York.

Section 6. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original and all of which shall constitute one agreement.

IN WITNESS WHEREOF, this Amendment has been duly executed by the authorized officers of the undersigned as of the day and year first above written.

                                   ENTEX INFORMATION SERVICES, INC.

                                   By: /s/
                                      ---------------------------------
                                   Title:
                                         ------------------------------


                                   Accepted and Agreed:

                                   IBM CREDIT CORPORATION

                                   By:  /s/
                                      ---------------------------------
                                   Title: Mgr. Global Strategic-
                                         ------------------------------
                                          Account Marketing



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